DRAFT
                        VANGUARD STRUCTURED EQUITY FUNDS
                               MULTIPLE CLASS PLAN


I.             INTRODUCTION

               This Multiple Class Plan (the "Plan") describes five separate classes of shares that may be offered by a specific subset of investment company members of The Vanguard Group. The funds that are subject to this Plan are the series' of Vanguard Quantitative Funds known as the Vanguard Structured Equity Funds (collectively the "Funds," individually a "Fund"). The Plan explains the separate arrangements for each class, how expenses are allocated to each class, and the conversion features of each class. Each Fund may offer any one or more of the specified classes.

               The Plan has been approved by the Board of Directors of The Vanguard Group ("Vanguard"). In addition, the Plan has been adopted by a majority of the Board of Trustees of each Fund, including a majority of the Trustees who are not interested persons of each Fund. The classes of shares offered by each Fund are designated in Schedule A hereto, as such Schedule may be amended from time to time.


II.            SHARE CLASSES

               A Fund may offer any one or more of the following share classes:

                                                     Investor Shares
                                                     Admiral Shares
                                                     Institutional Shares
                                                     Institutional Plus Shares
                                                     VIPER Shares

If a Fund has not previously issued separate classes of shares, all of its currently outstanding shares will be designated as Investor Shares. Currently outstanding shares of other Funds will continue to be designated as Investor Shares, Admiral Shares, Institutional Shares, Institutional Plus Shares, or VIPER Shares as appropriate.


III.           DISTRIBUTION, AVAILABILITY AND ELIGIBILITY

               Distribution arrangements will be the same for all classes. Vanguard retains sole discretion in determining share class availability, and whether Fund shares shall be offered either directly or through certain financial intermediaries, or on certain financial intermediary platforms. Eligibility requirements for purchasing shares of each class will differ, as follows:

               A.            Investor Shares

                             Investor Shares will be available to investors who
               are not permitted to purchase other classes of shares, subject to the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time. It is expected that the minimum investment amount for Investor Shares will be substantially lower than the amount required for any other class of the Fund's shares.

               B.            Admiral Shares

                             Admiral Shares will be available to investors who
               meet the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time. These eligibility requirements may take into account: (i) the amount of an investment in the Fund; (ii) the length of time that a Fund account has been maintained; (iii) whether the investor has registered for on-line access to the Fund account through Vanguard's web site; or (iv) any other factors deemed appropriate by a Fund's Board of Trustees.

               C.            Institutional Shares

                             Institutional Shares will be available to investors
               who meet the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time. It is expected that the minimum investment amount for Institutional Shares will be substantially higher than the amount required for the Fund's Investor Shares and Admiral Shares.


               D.             Institutional Plus Shares

               Institutional Plus Shares will be available to investors who meet the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time. It is expected that the minimum investment amount for Institutional Plus Shares will be substantially higher than the amount required for any other class of the Fund's shares.


               E.             VIPER Shares

                             VIPER Shares will be available to investors that
               are (or who purchase through) Authorized DTC Participants, and who pay for their VIPER shares by depositing a prescribed basket of securities rather than paying cash. An Authorized DTC Participant is an institution, usually a broker-dealer, that is a participant in the Depository Trust Company (DTC) and that has executed a Participant Agreement with the Fund's distributor. Additional eligibility requirements may be specified in Schedule B hereto, as such Schedule may be amended from time to time.

IV.            SERVICE ARRANGEMENTS

               All share classes will receive a range of services provided by Vanguard on a per account basis. These "account-based" services may include transaction processing and shareholder recordkeeping, as well as the mailing of updated prospectuses, shareholder reports, tax statements, confirmation statements, quarterly portfolio summaries, and other items. It is expected that the aggregate amount of account-based services provided to Investor Shares will materially exceed the amount of such services provided to any other class, due to the existence of many more accounts holding Investor Shares. In addition to this difference in the volume of services provided, arrangements will differ among the classes as follows:

               A.            Investor Shares

                             Investor Shares will receive the most basic level
               of service from Vanguard. In general, Investor Shares will be serviced through a pool of Vanguard client service representatives. Investor Shares held through an employee benefit plan may receive VISTA recordkeeping services from Vanguard.


               B.            Admiral Shares

                             Admiral Shares will receive a higher level of
               service from Vanguard as compared to Investor Shares. Special client service representatives will be assigned to service Admiral Shares, and holders of such shares from time to time may receive special mailings from Vanguard and unique additional services.

                             Admiral Shares generally are not eligible to
               receive VISTA recordkeeping services.

               C.            Institutional Shares

                             Institutional Shares will receive the highest level
               of service from Vanguard as compared to any other share classes. Special client service representatives will be assigned to service Institutional Shares, and most holders of such shares periodically will receive special updates from Vanguard's investment staff. Holders of Institutional Shares may receive unique additional services from Vanguard, and generally will be permitted to transact with Vanguard through the National Securities Clearing Corporation's FundSERV system and other special servicing platforms for institutional investors.

                             Institutional Shares generally are not eligible to
               receive VISTA recordkeeping services.

               D.            Institutional Plus Shares

                             Institutional Plus Shares will receive the highest
               level of service from Vanguard as compared to any other share classes. Special client service representatives will be assigned to service Institutional Plus Shares, and most holders of such shares periodically, but more than the holders of all other shares, will receive special updates from Vanguard's investment staff. Holders of Institutional Plus Shares may receive unique additional services from Vanguard, and generally will be permitted to transact with Vanguard through the National Securities Clearing Corporation's FundSERV system and other special servicing platforms for institutional investors.

                             Institutional Plus Shares generally are not
               eligible to receive VISTA recordkeeping services.

               E.            VIPER Shares

                             A Fund is expected to maintain only one shareholder
               of record for VIPER Shares--DTC or its nominee. Special client service representatives will be assigned to the DTC account, and all transactions on this account will be handled electronically. Due to the nature and purpose of the DTC account, VIPER Shares will not receive any special updates from Vanguard's investment staff.

                             VIPER Shares are not eligible to receive VISTA
               recordkeeping services.


V.             CONVERSION FEATURES

               A.            Voluntary Conversions

                                            1. Conversion into Investor Shares.
                             An investor may convert Admiral Shares or Institutional Shares into Investor Shares (if available), provided that following the conversion the investor: (i) meets the then applicable eligibility requirements for Investor Shares; and
                             (ii) receives services consistent with Investor Shares. Any such conversion will occur at the respective net asset values of the share classes next calculated after Vanguard's receipt of the investor's request in good order.

                                            2. Conversion into Admiral Shares.
                             An investor may convert Investor Shares or Institutional Shares into Admiral Shares (if available), provided that following the conversion the investor: (i) meets the then applicable eligibility requirements for Admiral Shares; and
                             (ii) receives services consistent with Admiral Shares. Any such conversion will occur at the respective net asset values of the share classes next calculated after Vanguard's receipt of the investor's request in good order.

                                            3. Conversion into Institutional
                             Shares. An investor may convert Investor Shares or Admiral Shares into Institutional Shares (if available), provided that following the conversion the investor: (i) meets the then applicable eligibility requirements for Institutional Shares; and (ii) receives services consistent with Institutional Shares. Any such conversion will occur at the respective net asset values of the share classes next calculated after Vanguard's receipt of the investor's request in good order.

                                            4. Conversion into Institutional
                             Plus Shares. An investor may convert Investor, Admiral, or Institutional Shares into Institutional Plus Shares (if available), provided that following the conversion the investor: (i) meets the then applicable eligibility requirements for Institutional Plus Shares; and (ii) receives services consistent with Institutional Plus Shares. Any such conversion will occur at the respective net asset values of the share classes next calculated after Vanguard's receipt of the investor's request in good order.

                                            5. Conversion into VIPER Shares. An
                             investor may convert Investor Shares, Admiral Shares, or Institutional Shares into VIPER Shares (if available), provided that: (i) the shares to be converted are not held through an employee benefit plan; and (ii) following the conversion, the investor will hold VIPER Shares through a brokerage account. Any such conversion will occur at the respective net asset values of the share classes next calculated after Vanguard's receipt of the investor's request in good order. Vanguard or the Fund may charge an administrative fee to process conversion transactions.

               B.            Automatic Conversions to Admiral Shares

               Vanguard may automatically convert Investor Shares into Admiral Shares (if available), provided that following the conversion the investor: (i) meets the then applicable eligibility requirements for Admiral Shares; and (ii) receives services consistent with Admiral Shares. Any such conversion will occur at the respective net asset values of the share classes next calculated after Vanguard's conversion without the imposition of any charge. Such automatic conversions may occur on a periodic, or one-time basis. Automatic conversions may occur at different times due to the differing mechanisms through which an account is funded or meets the required investment minimum. Automatic conversions do not apply to certain types of accounts (e.g. accounts held through certain intermediaries, or other accounts as may be excluded by Vanguard management), or to accounts that are eligible for Admiral Shares as a result of tenure in a Fund.

               C.            Involuntary Conversions and Cash Outs

                                            1. Cash Outs. If an investor in any
                             class of shares no longer meets the eligibility requirements for such shares, the Fund may cash out the investor's remaining account balance. Any such cash out will be preceded by written notice to the investor and will be subject to the Fund's normal redemption fees, if any.

                                            2. Conversion of Admiral Shares. If
                             an investor no longer meets the eligibility requirements for Admiral Shares, the Fund may convert the investor's Admiral Shares into Investor Shares (if available). Any such conversion will be preceded by written notice to the investor, and will occur at the respective net asset values of the share classes without the imposition of any sales load, fee, or other charge.

                                            3. Conversion of Institutional
                             Shares. If an investor no longer meets the eligibility requirements for Institutional Shares, the Fund may convert the investor's Institutional Shares into Admiral Shares (or into Investor Shares if the investor does not meet the eligibility requirements for Admiral Shares). Any such conversion will be preceded by written notice to the investor, and will occur at the respective net asset values of the share classes without the imposition of any sales load, fee, or other charge.

                                            4. Conversion of Institutional Plus
                             Shares. If an investor no longer meets the eligibility requirements for Institutional Plus Shares, the Fund may convert the investor's Institutional Plus Shares into Institutional Shares. Any such conversion will be preceded by written notice to the investor, and will occur at the respective net asset values of the share classes without the imposition of any sales load, fee, or other charge.


VI.            EXPENSE ALLOCATION AMONG CLASSES

               A.            Background

                             Vanguard is a jointly-owned subsidiary of the Funds. Vanguard provides the Funds, on an at-cost basis, virtually all of their corporate management, administrative and distribution services.
                             Vanguard also may provide investment advisory services on an at-cost basis to the Funds.
                             Vanguard was established and operates pursuant to a Funds' Service Agreement between itself and the Funds (the "Agreement"), and pursuant to certain exemptive orders granted by the U.S. Securities and Exchange Commission ("Exemptive Orders"). Vanguard's direct and indirect expenses of providing corporate management, administrative and distribution services to the Funds are allocated among such funds in accordance with methods specified in the Agreement.

               B.            Class Specific Expenses

                                            1. Expenses for Account-Based
                             Services. Expenses associated with Vanguard's provision of account-based services to the Funds will be allocated among the share classes of each Fund on the basis of the amount incurred by each such class as follows:

                                                          (a) Account
                                            maintenance expenses. Expenses
                                            associated with the maintenance of
                                            investor accounts will be
                                            proportionately allocated among the
                                            Funds' share classes based upon a
                                            monthly determination of the costs
                                            to service each class of shares.
                                            Factors considered in this
                                            determination are (i) the percentage
                                            of total shareholder accounts
                                            represented by each class; (ii) the
                                            percentage of total account
                                            transactions performed by Vanguard
                                            for each class; and (iii) the
                                            percentage of new accounts opened
                                            for each class.

                                                          (b) Expenses of
                                            special servicing arrangements.
                                            Expenses relating to any special
                                            servicing arrangements for a
                                            specific class will be
                                            proportionally allocated among the
                                            eligible Funds' share classes
                                            primarily based on their percentage
                                            of total shareholder accounts
                                            receiving the special servicing
                                            arrangements.

                                                          (c) Literature
                                            production and mailing expenses.
                                            Expenses associated with shareholder
                                            reports, proxy materials and other
                                            literature will be allocated among
                                            the Funds' share classes based upon
                                            the number of such items produced
                                            and mailed for each class.

                                            2. Other Class Specific Expenses.
                             Expenses for the primary benefit of a particular share class will be allocated to that share class. Such expenses would include any legal fees attributable to a particular class.


               C.            Fund-Wide Expenses

                                            1. Marketing and Distribution
                             Expenses. Expenses associated with Vanguard's marketing and distribution activities will be allocated among the Funds and their separate share classes according to the "Vanguard Modified Formula," with each share class treated as if it were a separate Fund. The Vanguard Modified Formula, which is set forth in the Agreement and in certain of the SEC Exemptive Orders, has been deemed an appropriate allocation methodology by each Fund's Board of Trustees under paragraph
                             (c)(1)(v) of Rule 18f-3 under the Investment
                             Company Act of 1940.

                                            2. Asset Management Expenses.
                             Expenses associated with management of a Fund's assets (including all advisory, tax preparation and custody fees) will be allocated among the Fund's share classes on the basis of their relative net assets.

                                            3. Other Fund Expenses. Any other
                             Fund expenses not described above will be allocated among the share classes on the basis of their relative net assets.


VII.           ALLOCATION OF INCOME, GAINS AND LOSSES

               Income, gains and losses will be allocated among the Fund's share classes on the basis of their relative net assets. As a result of differences in allocated expenses, it is expected that the net income of, and dividends payable to, each class of shares will vary. Dividends and distributions paid to each class of shares will be calculated in the same manner, on the same day and at the same time.


VIII.          VOTING AND OTHER RIGHTS

               Each share class will have: (i) exclusive voting rights on any matter submitted to shareholders that relates solely to its service or distribution arrangements; and (ii) separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of the other class; and (iii) in all other respects the same rights, obligations and privileges as each other, except as described in the Plan.


IX.            AMENDMENTS

               All material amendments to the Plan must be approved by a majority of the Board of Trustees of each Fund, including a majority of the Trustees who are not interested persons of the Fund. In addition, any material amendment to the Plan must be approved by the Board of Directors of Vanguard.




Original Board Approval: March 16, 2006

                                   SCHEDULE A
                                       to
              VANGUARD STRUCTURED EQUITY FUNDS MULTIPLE CLASS PLAN

------------------------------------------------------------------------------------------------------------------------
Vanguard Fund                                                           Share Classes Authorized
------------------------------------------------------------------------------------------------------------------------


Vanguard Quantitative Funds
- Structured Large-Cap Equity Fund                                      Institutional, Institutional Plus



Original Board Approval: March 16, 2006

                                   SCHEDULE B
                                       to
              VANGUARD STRUCTURED EQUITY FUNDS MULTIPLE CLASS PLAN


Investor Shares - Eligibility Requirements

Investor Shares generally require a minimum initial investment and ongoing account balance of $3,000. Particular Vanguard Funds may, from time to time, establish higher or lower minimum amounts for Investor Shares. Vanguard also reserves the right to establish higher or lower minimum amounts for certain investors or a group of investors.

Admiral Shares - Eligibility Requirements

Admiral Shares generally require a minimum initial investment and ongoing account balance of $100,000. However, Vanguard also reserves the right to establish higher or lower minimum amounts for certain investors or a group of investors. Admiral Share class eligibility also is subject to the following special rules:

- Account Tenure - The minimum amount for Admiral Shares is $50,000 if the investor has maintained an account in the applicable Fund for 10 years, subject to administrative policies developed by Vanguard to exclude costly accounts. For these purposes, a Fund may, in appropriate cases, count periods during which an investor maintained an account in the Fund through a financial intermediary. To take advantage of the tenure rule, an investor generally must be registered for on-line access to their Fund account through Vanguard.com, or otherwise transact with Vanguard on a similarly cost-effective basis.

- Financial Intermediaries -Admiral Shares are not available to financial intermediaries who would meet eligibility requirements by aggregating the holdings of underlying investors within an omnibus account. However, a financial intermediary may hold Admiral Shares in an omnibus account if:

(1) each underlying investor in the omnibus account individually meets the $100,000 minimum amount or the tenure rule described above; and

(2) the financial intermediary agrees to monitor ongoing compliance of the underlying investor accounts with the $100,000 minimum amount or the tenure rule described above; or

(3) a sub-accounting arrangement between Vanguard and the financial intermediary for the omnibus account allows Vanguard to monitor compliance with the eligibility requirements established by Vanguard.

- VISTA - Admiral Shares are not available to participants in employee benefit plans that use Vanguard's VISTA system for plan recordkeeping.

- Certain  Retirement  Plans - Admiral  Shares are not  available  to  403(b)(7)
custodial accounts and SIMPLE IRAs held directly with Vanguard, and other Vanguard Retirement Plans receiving special administrative services from Vanguard.

- Asset Allocation Fund -- Admiral Shares of Asset Allocation Fund are not available to certain institutional clients who receive no special recordkeeping services from Vanguard.

- Account Aggregation -- Vanguard clients may hold Admiral Shares by aggregating up to three separate accounts within the same Vanguard Fund, provided that the total balance of the aggregated accounts in the Fund is at least $1 million. For purposes of this rule, Vanguard management is authorized to permit aggregation of a greater number of accounts in the case of clients whose aggregate assets within the Vanguard Funds are expected to generate substantial economies in the servicing of their accounts. The aggregation rule does not apply to clients receiving special recordkeeping or sub-accounting services from Vanguard, nor does it apply to nondiscretionary omnibus accounts maintained by financial intermediaries.

- Accumulation Period -- Accounts funded through regular contributions (e.g. employer sponsored participant contribution plans), whose assets are expected to quickly achieve eligibility levels, may qualify for Admiral Shares upon account creation, rather than undergoing the conversion process shortly after account set-up if Vanguard management determines that the account will become eligible for Admiral Shares within a limited period of time (generally 90 days).

- Asset Allocation Models -- Vanguard clients with defined asset allocation models whose assets meet eligibility requirements may qualify for Admiral Shares if such models comply with policies and procedures that have been approved by Vanguard management.



Institutional Shares - Eligibility Requirements

Institutional Shares generally require a minimum initial investment and ongoing account balance of $5,000,000. However, Vanguard also reserves the right to establish higher or lower minimum amounts for certain investors or a group of investors. Institutional Share class eligibility also is subject to the following special rules:

- Financial Intermediaries - Institutional Shares are not available to financial intermediaries who would meet the eligibility requirements by aggregating the holdings of underlying investors. However, a financial intermediary may hold Institutional Shares in an omnibus account if:

(1) each underlying investor in the omnibus account individually meets the investment minimum amount or the tenure rule described above; and

(2) the financial intermediary agrees to monitor ongoing compliance of the underlying investor accounts with the investment minimum amount or the tenure rule described above; or

(3) a sub-accounting arrangement between Vanguard and the financial intermediary for the omnibus account allows Vanguard to monitor compliance with the eligibility requirements established by Vanguard.

- VISTA - Institutional Shares are not available to participants in employee benefit plans that use Vanguard's VISTA system for plan recordkeeping, unless Vanguard management determines that a plan sponsor's aggregate assets within the Vanguard Funds will likely generate substantial economies in the servicing of their accounts.

- Account Aggregation-- Vanguard clients may hold Institutional Shares by aggregating up to three separate accounts within the same Vanguard Fund, provided that the total balance of the aggregated accounts in the Fund is at least $5 million. For purposes of this rule, Vanguard management is authorized to permit aggregation of a greater number of accounts in the case of clients whose aggregate assets within the Vanguard Funds are expected to generate substantial economies in the servicing of their accounts. The aggregation rule does not apply to clients receiving special recordkeeping or sub-accounting services from Vanguard, nor does it apply to nondiscretionary omnibus accounts maintained by financial intermediaries.

- Accumulation Period -- Accounts funded through regular contributions (e.g. employer sponsored participant contribution plans), whose assets are expected to quickly achieve eligibility levels, may qualify for Institutional Shares upon account creation, rather than undergoing the conversion process shortly after account set-up if Vanguard management determines that the account will become eligible for Institutional Shares within a limited period of time (generally 90 days).

- Asset Allocation Models -- Vanguard clients with defined asset allocation models whose assets meet eligibility requirements may qualify for Institutional Shares if such models comply with policies and procedures that have been approved by Vanguard management.

Institutional Plus Shares - Eligibility Requirements

Institutional Plus Shares eligibility is subject to the following special rules:

- Vanguard Enhanced Large-Cap Equity Fund - $200,000,000 minimum amount for Institutional Plus Shares; or $100,000,000 minimum amount if an investor has at least $1 billion in Vanguard assets.

- Financial Intermediaries - Institutional Plus Shares are not available to financial intermediaries who would meet the eligibility requirements by aggregating the holdings of underlying investors. However, a financial intermediary may hold Institutional Plus Shares in an omnibus account if:

(1) each underlying investor in the omnibus account individually meets the investment minimum amount described above; and

(2) the financial intermediary agrees to monitor ongoing compliance of the underlying investor accounts with the investment minimum amount; or

(3) a sub-accounting arrangement between Vanguard and the financial intermediary for the omnibus account allows Vanguard to monitor compliance with the eligibility requirements established by Vanguard.

- VISTA - Institutional Plus Shares are not available to participants in employee benefit plans that utilize Vanguard's VISTA system for plan recordkeeping, unless Vanguard management determines that a plan sponsor's aggregate assets within the Vanguard Funds will likely generate substantial economies in the servicing of their accounts.

- Account Aggregation - Vanguard clients may hold Institutional Plus Shares by aggregating up to three separate accounts within the same Vanguard Fund, provided that the total balance of the aggregated accounts in the Fund meets the minimum investment for the Fund's Institutional Plus Shares. For purposes of this rule, Vanguard management is authorized to permit aggregation of a greater number of accounts in the case of clients whose aggregate assets within the Vanguard Funds are expected to generate substantial economies in the servicing of their accounts.

The aggregation rule does not apply to clients receiving special recordkeeping or sub-accounting services from Vanguard, nor does it apply to nondiscretionary omnibus accounts maintained by financial intermediaries.

- Accumulation Period - Accounts funded through regular contributions e.g. employer sponsored participant contribution plans), whose assets are expected to quickly achieve eligibility levels, may qualify for Institutional Plus Shares upon account creation, rather than undergoing the conversion process shortly after account set-up if Vanguard management determines that the account will become eligible for Institutional Plus Shares within a limited period of time (generally 90 days).

- Asset Allocation Models - Vanguard clients with defined asset allocation models whose assets meet eligibility requirements may qualify for Institutional Plus Shares if such models comply with policies and procedures that have been approved by Vanguard management.

VIPER Shares - Eligibility Requirements

The eligibility requirements for VIPER Shares will be set forth in the Fund's Registration Statement. To be eligible to purchase VIPER Shares directly from a Fund, an investor must be (or must purchase through) an Authorized DTC Participant, as defined in Paragraph III.D of the Multiple Class Plan. Investors purchasing VIPER Shares from a Fund must purchase a minimum number of shares, known as a Creation Unit. The number of VIPER Shares in a Creation Unit may vary from Fund to Fund, and will be set forth in the relevant prospectus. The value of a Fund's Creation Unit will vary with the net asset value of the Fund's VIPER Shares, but is expected to be several million dollars. An eligible investor generally must purchase a Creation Unit by depositing a prescribed basket of securities with the Fund, rather than paying cash.

Original Board Approval: March 16, 2006